Exhibit 10.1

Consulting Agreement

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of July 28, 2023, by and between Blue Star Foods Corp., a Delaware corporation (the “Company”), and Mark Crone (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

Section 1. RETENTION.

(a)	The Company engages retains the Consultant to perform the services set forth in Section 1(b) and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of the Consultant’s ability.

(b)	The Consultant shall serve as a corporate legal advisor to the Company and render such advice and professional services to the Company as may be reasonably requested by the Company. In his role as a legal advisor, the Consultant shall not solicit investments, make any recommendations regarding investments, or provide any analysis or advice regarding investments. Consultant’s services rendered under this Agreement shall not include any services in connection with the offer or sale of securities in a capital-raising transaction by the Company, or services which directly or indirectly promote or maintain a market for the Company’s securities.

Section 2. COMPENSATION. In consideration for the Consultant providing the services described above, the Company shall compensate Consultant by the issuance of 200,000 shares of common stock in the Company, to be registered via an S-8 registration statement, in exchange for Consultant’s services (the “Shares”). The Shares shall be deemed earned and irrevocable. The Shares shall be non-cancellable and free and clear of any and all encumbrances and restrictions, and shall be duly issued, fully paid and non-assessable.

Section 3. TERMINATION. Either party may terminate this Agreement at any time for any reason or on reason; however, such termination shall not remove the Company’s nor the Consultant’s obligations that survive per the terms of this Agreement, including, but not limited to, the Company’s obligation to pay the Shares already earned by the Consultant.

Section 4. CONFIDENTIAL INFORMATION. The Consultant agrees that during and after the term of this Agreement, he shall keep in strictest confidence, and shall not disclose or make accessible to any other person without the written consent of the Company, the Company’s products, services and technology, both current and under development, promotion and marketing programs, lists, trades secrets and other confidential and proprietary business information of the Company of or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 6) (all of the foregoing is referred to herein as the “Confidential Information”). The Consultant agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company’s facilities at any time except, in each case, as required in connection with the Consultant’s duties hereunder. Notwithstanding the foregoing, the parties 3agree the Consultant is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Consultant’s own independent skill, knowledge, know-how and experience to whatever extent and in whatever way it wishes, in each case consistent with his obligations as the Consultant and that, at all times, the Consultant is free to conduct any research relating to the Company’s business.

Section 5. OWNERSHIP OF PROPRIETARY INFORMATION. The Consultant agrees that all information that has been created, discovered of developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the “Affiliates”) (including, without limitation, information relating to the development of the Company’s business created, discovered, developed by the Company any of its affiliates during the term of this Agreement, and information relating to the Company’s customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including, without limitation, the right to make application for statutory protection. All the aforementioned information is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company’s Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors). All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Consultant that does not include any specific information relative to the patents or other intellectual property created by the Consultant that does not include any specific information relative to the Company’s proprietary information, shall be the sole and exclusive property of the Consultant.

Section 6. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid.

Section 7. STATUS OF CONSULTANT. The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in the Agreement, shall have no authority to act for on behalf of or represent the Company. This Agreement does not create a partnership or joint venture.

Section 8. OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that the Consultant now renders and may continue to render consulting and other services to other companies that may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote his full time and attention to the performance of his duties under this Agreement, but shall devote only so much of his time and attention as it deems reasonable or necessary for such purposes.

Section 9. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interest or obligations hereunder may be assigned by the Consultant without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Consultant, which consent shall not be unreasonably withheld.

Section 10. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 11. MODIFICATION. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

Section 12. NON-WAIVER. The failure of any party to insist upon the strict performance of any of the term, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of the Agreement on the party of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Section 13. REMEDIES FOR BREACH. The Consultant and the Company mutually agree that any breach of Sections 2, 4, and 5 of this Agreement by the Consultant or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged parry shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party’s obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it. The defaulting party shall pay all attorneys’ fees and costs incurred by the other party in enforcing this Agreement.

Section 14. GOVERNING LAW. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the State of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without regard to such state’s principles of conflicts of laws. The parties irrevocable and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Agreement shall be in the state and/or federal courts situate in the county of New York and State of New York. Each party irrevocable and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of the process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

Section 15. HEADINGS. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

Section 16. COUNTERPARTS. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler, CEO

Consultant

/s/ Mark Crone
Mark Crone